SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2011

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 15, 2011, Vectren Utility Holdings, Inc. ("VUHI"), a wholly owned subsidiary of Vectren Corporation, entered into a private placement Note Purchase Agreement (the "Note Purchase Agreement") pursuant to which institutional investors have agreed to purchase $100,000,000 5.0% Senior Guaranteed Notes, due February 3, 2042 (the “Notes”). The Notes will be unconditionally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc., wholly owned subsidiaries of VUHI. Subject to the satisfaction of customary conditions precedent, this financing is scheduled to close on or about February 1, 2012. The Note Purchase Agreement contains customary representations, warranties and covenants. The proceeds received from the issuance of the Notes will be used to refinance VUHI’s $96.2 million 5.95% senior notes due 2036, which were called at par and are expected to be retired on or about November 21, 2011. A copy of the Note Purchase Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Note Purchase Agreement dated November 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
November 17, 2011

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Location
4.1	Note Purchase Agreement dated November 15, 2011	Attached